===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K



                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): February 9, 1998



                      Safe Technologies International, Inc.
             (Exact Name of Registrant as Specified in its Charter)


   33-20064                    Delaware                       22-2824492
   --------                    --------                       ----------
  (Commission               (State or Other                  (IRS Employer
  File Number)              Jurisdiction of                Indemnification
                             Incorporation)                     Number)


249 Peruvian Avenue, Palm Beach, Florida                  33480
----------------------------------------                ---------
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:   (561) 832-2700
                                                      --------------

===============================================================================

Item 1.  Change in Control of Registrant.

         On January 30, 1998, at a Special Meeting, the shareholders of Safe Technologies International, Inc., formerly known as Safe Aid Products Incorporated ("Safe Aid") approved a proposal to merge Intelligence Network International, Inc., a Florida corporation ("INI") with and into Safe Aid pursuant to the terms and conditions of a merger agreement dated August 29, 1997, as amended (the "Merger Agreement"). The transaction was a "reverse merger" wherein the former Shareholders of INI (the "INI Shareholders") acquired a majority interest (83%) of Safe Aid.

         Pursuant to the Merger Agreement, the INI Shareholders acquired beneficial ownership of 83% of Safe Aid's Common Stock (the "Acquired Shares"). As consideration for the Acquired Shares, the INI Shareholders delivered to Safe Aid all of the capital stock of INI. Pursuant to the Merger Agreement, INI was merged with and into Safe Aid (the "Merger"). The Merger became effective on February 9, 1997 when Safe Aid filed a Certificate of Merger with the Delaware Secretary of State and Articles of Merger with the Florida Secretary of State (the "Effective Time"). At the Effective Time, the separate corporate existence of INI terminated, and each issued and outstanding share of INI Common Stock was converted into the right to receive one share of Safe Aid Common Stock.

         The foregoing summary of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2 and is incorporated herein by reference. Please also review the description of the Merger and the Merger Agreement in Item 2 hereof.

         The basis of control of Safe Aid by the INI Shareholders results from their beneficial ownership of approximately 83% of the issued and outstanding shares of Safe Aid's Common Stock. There are no arrangements known to Safe Aid, the operation of which may at a subsequent date result in another change of control of Safe Aid.

         On the closing date of the Merger Agreement, the existing directors and officers of Safe Aid resigned, and new officers and directors appointed by INI's management took their place. The former officers and directors of Safe Aid were Stanley Snyder, President and Director, Barney Melsky, Secretary, Treasurer and Director and Melvin Fritz, Director. The new officers and directors of Safe Aid are Barbara Tolley, Chief Executive Officer and Chairman, Michael Bhathena, Vice President and Chief Information Officer, Bradford Tolley, Secretary and Treasurer, Charles Martus, Director, Jack Tolley, Director, Franklin Frank, Director and Robert Alexander, Director. Moreover, the name of Safe Aid was changed from Safe Aid Products Incorporated to Safe Technologies International, Inc.

         Prior to the Merger, Safe Aid's Common Stock was owned by approximately 1,207 stockholders of record ("Safe Aid's former shareholders"). After the Merger, Safe Aid's former shareholders will own approximately 10% of Safe Aid's Common Stock. The principal stockholders of Safe Aid after the Merger are identified in Exhibit 99 accompanying this Current Report.

Item 2.  Acquisition and Disposition of Assets.

         As described in Item 1, above, on February 9, 1997, the INI Shareholders acquired 83% of the beneficial ownership of Safe Aid's Common Stock and INI was merged with and into Safe Aid pursuant to the terms of the Merger Agreement. As of the Effective Time, the separate corporate existence of INI terminated, and each issued and outstanding share of INI Common Stock was converted into the right to receive one share of Safe Aid Common Stock. In the aggregate, INI Shareholders received 585,819,936 restricted shares of Safe Aid Common Stock in the Merger. This consideration for the acquired capital stock of INI was determined as a result of arm's length negotiations between Safe Aid and Barbara Tolley, a representative of all of the INI Shareholders. Additionally, Safe Aid issued 49, 109,544 restricted shares of its common stock to certain brokers, finders and consultants for services rendered in the Merger transaction.

         INI offers a broad range of Internet services and products and has two divisions. The Internet Software and Commerce Division specializes in developing Internet bundled software packages and Internet Electronic Commerce, and the Internet Information/Data/Directory Division specializes in providing information, data and directories for select subjects on the Internet. After the Merger, Safe Aid's new management will continue the businesses conducted by INI and focus on developing Safe Aid's Internet, New Media and New Technology Products and Services.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

I.   Intelligence Network International, Inc.
a.   Audited Financial Statements for the Fiscal Year ended December 31, 1996
     Independent Auditor's Report.............................................
     Balance Sheet as of December 31, 1996....................................
     Statement of Revenues, Expenses and Retained Earnings for the period beginning October 2, 1996 (inception), ending December 31, 1996..........
     Statement of Changes in Stockholders' Equity - December 31, 1996.........
     Statement of Cash Flows for the period beginning October 2, 1996
     (inception), ending December 31, 1996....................................
     Notes to Financial Statements............................................

b.   Unaudited Financial Statements for the Quarter Ended September 30, 1997

     Balance Sheet as of September 30, 1997...................................
     Statements of Income for the nine months ended September 30, 1997........
     Statement of Cash Flows for the nine months ended September 30, 1997.....

                          JAY S. SHAPIRO, P.A.
                       Certified Public Accountant

1031 Ives Dairy Road                              Member: American Institute of
     Suite 127                                     Certified Public Accountants
North Miami Beach, Florida 33179                              and
Dade (305) 654-9989                                   Florida Institute of
Broward (954) 522-2915                             Certified Public Accountants
 Fax (305) 654-0055

                         INDEPENDENT AUDITOR'S REPORT


To The Board of Directors and Stockholders' of Intelligence Network International, Inc.

We have audited the accompanying Balance Sheet of Intelligence Network International, Inc. as of December 31, 1996, and the related statements of
(loss), changes in stockholders' equity and cash flows for the period beginning October 2, 1996 (date of inception) and ending December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An Audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intelligence Network International, Inc. as of December 31, 1996, and the results of its operations and cash flows for the period beginning October 2, 1996 (date of inception) and ending December 31, 1996 in conformity with generally accepted accounting principles.

/s/  J.S. Shapiro, CPA, P.A.

North Miami Beach, Florida
November 12, 1997


                    INTELLIGENCE NETWORK INTERNATIONAL, INC.
            STATEMENT OF ASSETS, LIABILITIES AND STOCKHOLDER'S EQUITY
                                DECEMBER 31, 1996

                                     ASSETS

CURRENT ASSETS:
         CASH                                                            $57,977
                                                                         -------
                                                                          57,977



                                                                         $57,977
                                                                         =======



                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:                                                                 --

STOCKHOLDER'S EQUITY:
         Common stock, $.00 par value,
             19,980,000 shares authorized,
              1,449,700 shares issued and outstanding                  $      0
         Additional Paid-in Capital                                      78,000
         Retained earnings (deficit)                                    (20,023)
                                                                       --------
                                                                         57,977
                                                                       --------
                                                                       $ 57,977
                                                                       ========

The accompanying notes are an integral part of these Financial Statements


                 INTELLIGENCE NETWORK INTERNATIONAL, INC.
           STATEMENT OF REVENUES, EXPENSES AND RETAINED EARNINGS
    FOR THE PERIOD OCTOBER 2, 1996 (INCEPTION) ENDING DECEMBER 31, 1996


REVENUES:                                                              $   --

DIRECT COST OF REVENUES:                                                   --

                                                                       --------

GROSS PROFIT                                                               --

GENERAL AND ADMINISTRATIVE COSTS:
         Management fees                                                 20,023
                                                                       --------
NET LOSS                                                                (20,023)


RETAINED EARNINGS (DEFICIT):
         Beginning of period                                               --
                                                                       --------
                                                                        (20,023)
                                                                       --------
         End of period                                                 $(20,023)
                                                                       ========

The accompanying notes are an integral part of these Financial Statements


                    INTELLIGENCE NETWORK INTERNATIONAL
               STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                DECEMBER 31, 1996

                          COMMON SHARES      ADDITIONAL     RETAINED
                          SHARES AMOUNT   PAIN CAPITAL   EARNINGS    TOTAL
BALANCE
  OCTOBER 2, 1996      1,449,700      0       $78,000                 $78,000

NET INCOME FOR THE YEAR                                     (20,023)  (20,023)

LESS SHAREHOLDERS'
DIVIDEND DISTRIBUTIONS                                            0         0

BALANCE,
  DECEMBER 31, 1996     1,449,700     0       $78,000       (20,023)  $57,977

                    INTELLIGENCE NETWORK INTERNATIONAL, INC.
                             STATEMENT OF CASH FLOWS
 FOR THE PERIOD BEGINNING OCTOBER 2, 1996 (INCEPTION) ENDING DECEMBER 31, 1996


OPERATING ACTIVITIES:
         Net income(loss)                                        $(20,023)
         Adjustments to reconcile net income to net
             cash provided by operating activities:                  --

                                                                 --------
NET CASH USED FOR INVESTING ACTIVITIES                               --
                                                                 --------

FINANCING ACTIVITIES
         Issuance of common stock                                  78,000

                                                                 --------
Net cash (used) by financing activities                            78,000
                                                                 --------

INCREASE (DECREASE) IN CASH                                        57,977

CASH:
         Beginning of year                                           --
                                                                 --------
          End of year                                            $ 57,977
                                                                 ========




The accompanying notes are an integral part of these Financial Statements

                    INTELLIGENCE NETWORK INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1996


NOTE 1 - BACKGROUND INFORMATION

Description of Business:

Intelligence Network International, Inc. (INI) was incorporated in the state of Florida on October 2, 1996. The Company plans to offer a broad selection of internet based products and services.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue from sales of internet services are recognized upon delivery to the customer.

Income Taxes

The income tax effects on transactions are recognized for financial reporting purposes in the year in which they enter into the determination of recorded income, regardless of when they are recognized for income tax purposes.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. The carrying values of short term debt approximate fair value based on discounting the projected cash flows using market rates available for similar maturities. None of the financial instruments are held for trading purposes.


Vulnerability of a New Business in Internet Technology

The likelihood of success of the Company must be considered in view of all the risks, expenses and delays inherent in the establishment of a new business, including, but not limited to, unforeseen expenses, complications and delays, the initiation of marketing activities, the uncertainty of market acceptance of new services, intense competition from larger more established competitors and other factors.


NOTE 3 - SUBSEQUENT EVENTS

On January 10, 1997 INI acquired assets from three internet related companies. On August 2, 1997 INI acquired a company that wholesales and retails custom designed and assembled computer systems and related products. On August 28, 1997 INI acquired a company that is a pre- press designer of magazines and catalogues.

                INTELLIGENCE NETWORK INTERNATIONAL, INC.

                           FINANCIAL STATEMENT

                         AS OF SEPTEMBER 30, 1997


                 INTELLIGENCE NETWORK INTERNATIONAL, INC

                               BALANCE SHEET

                          AS OF SEPTEMBER 30, 1997


 ASSETS

 CURRENT ASSETS
          Cash                                              $  12,308
          Accounts Receivable                                       0
 Total Current Assets                                       $  12,308

 PROPERTY AND EQUIPMENT, NET                                        0
                                                            ---------
 TOTAL ASSETS                                               $  12,308
                                                            ---------


 LIABILITIES & STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES

          Accounts payable                                      8,150
          Accrued expenses                                      2,105

 Total Current Liabilities                                     10,255

 STOCKHOLDERS' EQUITY

          Common Stock                                              0
          Additional Paid In Capital                          104,000
          Retained Earnings                                  (101,947)
                                                            ---------
 Total Stockholders' Equity                                    (2,053)

                                                            ---------
 TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                   $  12,308
                                                            ---------


                  INTELLIGENCE NETWORK INTERNATIONAL, INC

                            STATEMENTS OF INCOME

                    NINE MONTHS ENDED SEPTEMBER 30, 1997



  REVENUES:
           Sales                                             $      0

  COST OF SALES                                                     0

                                                             --------
  GROSS PROFIT                                                      0
                                                             --------

  OPERATING EXPENSES                                           88,399

  INCOME FROM OPERATIONS                                      (88,399)

                                                             --------
  NET (LOSS)                                                 $(88,399)
                                                             --------





                INTELLIGENCE NETWORK INTERNATIONAL, INC.

                        STATEMENTS OF CASH FLOWS

                   NINE MONTHS ENDED SEPTEMBER 30, 1997



    OPERATING ACTIVITIES

             Net (loss)                                            $(88,399)
             Adjustments to reconcile net income to net
                 cash provided by operating activities:
               Increase (decrease) in accounts payable                8,150
               Increase (decrease) in accrued expenses                2,105

     Total adjustments                                               10,255
                                                                   --------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                      $(78,144)

    INVESTING ACTIVITIES                                               --

                                                                   --------
    NET CASH USED FOR INVESTING ACTIVITIES                             --
                                                                   --------


    FINANCING ACTIVITIES                                             32,475
             Issuance of common stock

    Net cash (used) by financing activities                          32,475

    INCREASE (DECREASE) IN CASH                                     (45,669)

    CASH:
             Beginning of nine month period                          57,977

             End of nine month period                                12,308

                                       13

II.  GMG Computer Consultants, Inc.

a.   Audited Financial Statements for the Fiscal Year ended December 31, 1995
     Independent Auditor's Report.............................................
     Statement of Assets, Liabilities and Stockholder's Equity................
     Statement of Revenues, Expenses and Retained Earnings....................
     Statement of Changes in Stockholders' Equity.............................
     Statement of Cash Flows..................................................
     Notes to Financial Statements............................................
     Supplementary Information General and Administrative Costs...............

b.   Audited Financial Statements for the Fiscal Year ended December 31, 1996
     Independent Auditor's Report.............................................
     Statement of Assets, Liabilities and Stockholder's Equity................
     Statement of Revenues, Expenses and Retained Earnings....................
     Statement of Changes in Stockholders' Equity.............................
     Statement of Cash Flows..................................................
     Notes to Financial Statements............................................
     Supplementary Information General and Administrative Costs...............

c. Unaudited Financial Statements for the nine months ended September 30, 1997 Balance Sheet - September 30, 1997
     Statements of Income - nine months ended September 30, 1997 and 1996.....
     Statement of Cash Flows - nine months ended September 30, 1997 and 1996..

                              JAY S. SHAPIRO, P.A.
                           Certified Public Accountant


     1031 Ives Dairy Road                         Member: American Institute of
        Suite 127                                  Certified Public Accountant
North Miami Beach, Florida 33179                              and
   Dade (305) 654-9989                                 Florida Institute of
    Broward (954) 522-2915                         Certified Public Accountants
    Fax (305) 654-0055

                          INDEPENDENT AUDITOR'S REPORT

To The Board of Directors and
Stockholders of GMG Computer Consultants, Inc.

We have audited the accompanying Balance Sheet of GMG Computer Consultants, Inc. as of December 31, 1995, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An Audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GMG Computer Consultants, Inc. as of December 31, 1995, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as whole. The supplemental information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.


/s/  J.S. Shapiro, CPA, P.A.

North Miami Beach, Florida
November 12, 1997



                         GMG COMPUTER CONSULTANTS, INC.
            STATEMENT OF ASSETS, LIABILITIES AND STOCKHOLDER'S EQUITY
                                DECEMBER 31, 1995

                                     ASSETS


CURRENT ASSETS:
   Cash                                                 $   392
   Accounts receivable - trade, net of
     allowance for doubtful accounts of $778             51,010
   Shareholder loan receivable                            7,026
                                                        -------
                                                         58,428

PROPERTY AND EQUIPMENT, NET                              16,654

OTHER ASSETS:
   Deposits                                               3,630
                                                        -------
                                                          3,630
                                                        -------
                                                        $78,712
                                                        =======


                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable - trade                             $18,305
   Line of credit payable - bank                         16,123
   Payroll taxes payable                                  2,440
   Sales tax payable                                      2,759
                                                        -------
                                                         39,627
                                                        -------

STOCKHOLDER'S EQUITY:
   Common stock, $1.00 par value 200
     shares authorized, issued and
     outstanding                                            200
   Additional Paid-in Capital                             4,200
   Retained earnings                                     34,685
                                                        -------
                                                         39,085
                                                        -------
                                                        $78,712
                                                        =======

The accompanying notes are an integral part of these Financial Statements



                         GMG COMPUTER CONSULTANTS, INC.
              STATEMENT OF REVENUES, EXPENSES AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995


SALES                                                 $406,227

COST OF SALES                                           79,351
                                                      --------
GROSS PROFIT                                           326,876

OPERATING EXPENSES                                     230,666
                                                      --------
INCOME FROM OPERATIONS                                  96,210

OTHER INCOME (EXPENSES)
  Bad debt expense                                        (778)
  Interest expense                                      (1,663)
                                                      ---------
                                                        (2,441)
                                                      ---------

 NET INCOME                                           $ 93,769
                                                      ========




The accompanying notes are an integral part of these Financial Statements



                          GMG COMPUTER CONSULTANTS, INC
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                                DECEMBER 31, 1995


                       COMMON SHARES    ADDITIONAL        RETAINED
                       SHARES AMOUNT    PAIN-CAPITAL   EARNINGS      TOTAL
                       ------ ------    ---------------   --------      -----

BALANCE,
   JANUARY 1, 1995       200   $200        $ 4,200                    $ 4,400


NET INCOME FOR THE YEAR                                    $93,769     93,769

LESS SHAREHOLDERS'
DIVIDEND DISTRIBUTIONS                                     $59,084     59,084

BALANCE,
   DECEMBER 31, l995     200   $200        $ 4,200         $34,685     39,085



The Accompanying notes are an integral part of these Financial Statements

                 GMG COMPUTER CONSULTANTS, INC.
                    STATEMENT OF CASH FLOWS
              FOR THE YEAR ENDED DECEMBER 31, 1995


OPERATING ACTIVITIES:
   Net income                                         $ 93,769

   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation and amortization                    12,186
       Provision for doubtful accounts                     778
       Changes in account balances
         Accounts receivable                           (51,788)
         Deposits                                        1,905
         Accounts payable                               18,305
         Payroll taxes payable                           3,789
         Sales taxes payable                              (744)
                                                      --------
NET CASH PROVIDED BY OPERATING ACTIVITIES               78,200

INVESTING ACTIVITIES:
   Purchase of property and equipment                     (691)
                                                      --------
NET CASH USED FOR INVESTING ACTIVITIES                    (691)
                                                      --------

FINANCING ACTIVITIES

   Proceeds from line of credit payable - bank             763
   Repayments on shareholders' note                     (8,084)
   Repayments on short term debt                       (15,536)
   Payments on shareholder's dividend distributions    (59,084)
                                                      --------
Net cash (used) by financing activities                (81,941)
                                                      --------

INCREASE (DECREASE) IN CASH                             (4,432)

CASH:
   Beginning of year                                     4,824
                                                      --------
   End of year                                        $    392
                                                      ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
   Cash paid during the year for:
   Interest expense                                   $  1,663



The accompanying notes are an integral part of these Financial Statements

                         GMG COMPUTER CONSULTANTS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31,1995



NOTE 1 - BACKGROUND INFORMATION

GMG Computer Consultants, Inc. was incorporated in the state of Florida on May 14, 1990. The Company is a professional digital pre-press and color services firm servicing the magazine and advertising industry. Its customer base is nationwide with a concentrated emphasis in South Florida.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue from sales of digital pre-press and color services are recognized upon delivery to the customer.

Trade Receivables

The Company provides an allowance for losses on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic aging of accounts.

Property and Equipment

Property and equipment are stated at cost. Depreciation for both financial accounting and income tax purposes is computed using combinations of the straight line and accelerated methods over the estimated lives of the respective assets. Maintenance and repairs are charged to expense when incurred.

Income Taxes

The Company is an S Corporation for federal income tax purposes. Consequently, all income tax attributes are reported by the stockholders' individually.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. The carrying values of short term debt approximate fair value based on discounting the projected cash flows using market rates available for similar maturities. None of the financial instruments are held for trading purposes.

NOTE 3 - NOTES RECEIVABLE

The Company holds note receivables from its stockholders' totaling $7,026. These notes earn interest at 8% and are due upon demand.


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

         Machinery and equipment                 $91,112
         Less - accumulated depreciation          74,458
                                                 -------

         Net property & equipment                $16,654

Depreciation expense amounted to $12,186 in 1995.

NOTE 5 - LINE OF CREDIT PAYABLE - BANK


     Equitable Bank
     Line of credit payable on demand
     Interest rate at 10.00%
     Secured by corporate assets              $16,123


NOTE 6 - LEASE COMMITMENTS

The Company leases office space which expires in December, 1998.
The lease requires the Company to pay monthly installments of $2,188.

  Future minimum lease payments as of December 31, 1995 are as follows:

           1996                $26,260
           1997                 42,235
           1998                 46,389
                              --------
                              $114,884

  Rent expense for 1995 was $17,030.


The Company leases production and computer equipment under operating leases which expire in 1997 and 1998. The leases require the Company to pay monthly installments of $3,815.

  Future minimum lease payments as of December 31, 1995 are as follows:

           1996                $45,766
           1997                 45,766
           1998                 32,521
                              --------
                              $124,053

  Equipment lease expense for 1995 was $30,889.

                           SUPPLEMENTARY INFORMATION





                         GMG COMPUTER CONSULTANTS, INC.
                        GENERAL AND ADMINISTRATIVE COSTS
                      FOR THE YEAR ENDED DECEMBER 31, 1995



Advertising                                                  $   3,750
Auto expense                                                    13,306
Bank charges                                                       639
Beeper charges                                                     189
Delivery services                                                7,357
Depreciation and amortization                                   12,186
Dues & subscriptions                                               841

Equipment leases                                                30,889
Insurance                                                       12,796
Legal fees                                                       1,097
Licenses & taxes                                                 2,653
Meals & entertainment                                            1,501
Office expenses                                                  7,415

Office salaries                                                 29,683
Officer's salaries                                              46,610
Outside services                                                 9,701
Payroll taxes                                                   14,415
Postage                                                            916
Professional fees                                                3,075
Rent                                                            17,030

Repairs & maintenance                                              144
Security                                                           850
Seminars                                                           325
Software                                                           674
Supplies                                                           865
Telephone                                                       11,759
                                                             ---------
                                                             $ 230,666
                                                             =========


The accompanying notes are an integral part of these Financial Statements

                              JAY S. SHAPIRO, P.A.
                           Certified Public Accountant


     1031 Ives Dairy Road                         Member: American Institute of
        Suite 127                                  Certified Public Accountant
North Miami Beach, Florida 33179                              and
   Dade (305) 654-9989                                 Florida Institute of
    Broward (954) 522-2915                         Certified Public Accountants
    Fax (305) 654-0055


                       INDEPENDENT AUDITOR'S REPORT

To The Board of Directors and
Stockholders of GMG Computer Consultants, Inc.

We have audited the accompanying Balance Sheet of GMG Computer Consultants, Inc. as of December 31, 1996, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An Audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GMG Computer Consultants, Inc. as of December 31, 1996, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as whole. The supplemental information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.



/s/  J.S. Shapiro, CPA, P.A.

North Miami Beach, Florida
November 12, 1997


                  GMG COMPUTER CONSULTANTS, INC.
     STATEMENT OF ASSETS, LIABILITIES AND STOCKHOLDER'S EQUITY
                         DECEMBER 31, l996

                              ASSETS

CURRENT ASSETS:
   Cash                                                 $ 2,309
   Accounts receivable - trade, net of
     allowance for doubtful accounts of $778             19,835
   Notes receivable, shareholders'                       46,665
                                                        -------
                                                         68,809

PROPERTY AND EQUIPMENT, NET                              16,893

OTHER ASSETS:
   Deposits                                               4,567
                                                        -------
                                                          4,567
                                                        -------
                                                        $90,269
                                                        =======


               LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable - trade                             $ 6,905
   Line of credit payable - bank                         15,924
   Payroll taxes payable                                 16,958
                                                        -------
                                                         39,787
                                                        -------

STOCKHOLDER'S EQUITY:
   Common stock, $1.00 par value 200
     shares authorized, issued and
     outstanding                                            200
   Additional Paid-in Capital                             4,200
   Retained earnings                                     46,082
                                                        -------
                                                         50,482
                                                        -------
                                                        $90,269
                                                        =======


The accompanying notes are an integral part of these Financial Statements


                       GMG COMPUTER CONSULTANTS, INC.
            STATEMENT OF REVENUES, EXPENSES AND RETAINED EARNINGS
                    FOR THE YEAR ENDED DECEMBER 31, 1996

REVENUES:
     Sales                                                        $389,694

DIRECT COST OF REVENUES:
     Purchases                                                      51,931
                                                                  --------

GROSS PROFIT                                                       337,763

OPERATING EXPENSES                                                 256,399
                                                                  --------
INCOME FROM OPERATIONS                                              81,364

OTHER INCOME (EXPENSES)
  Bad debt expense                                                    (302)
  Interest expense                                                  (2,600)
                                                                  ---------
                                                                    (2,902)
                                                                  ---------

 NET INCOME                                                       $ 78,462
                                                                  ========




The accompanying notes are an integral part of these Financial Statements


                          GMG COMPUTER CONSULTANTS, INC
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                                DECEMBER 31, 1996



                       COMMON SHARES    ADDITIONAL        RETAINED
                       SHARES AMOUNT    PAIN-CAPITAL   EARNINGS      TOTAL
                       ------ ------    ---------------   --------      -----

BALANCE,
  JANUARY 1, 1996         200   $200        $ 4,200         $34,685    $39,085


NET INCOME FOR THE YEAR                                     $78,462    $78,462

LESS SHAREHOLDERS'
DIVIDEND DISTRIBUTIONS                                      $67,065    $67,065

BALANCE,
   DECEMBER 31, l995      200   $200        $ 4,200         $46,082    $50,482



The Accompanying notes are an integral part of these Financial Statements

                    GMG COMPUTER CONSULTANTS, INC.
                        STATEMENT OF CASH FLOWS
                 FOR THE YEAR ENDED DECEMBER 31, 1996


OPERATING ACTIVITIES:
   Net income                                         $ 78,462

   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation and amortization                    12,601
       Provision for doubtful accounts                     302
       Changes in account balances
         Accounts receivable                            30,872
         Deposits                                         (937)
         Accounts payable                              (11,400)
         Payroll taxes payable                          14,518
         Sales taxes payable                            (2,759)
                                                      --------
NET CASH PROVIDED BY OPERATING ACTIVITIES              121,659

INVESTING ACTIVITIES:
   Issuance of stockholders' note receivable           (39,639)
   Purchase of property and equipment                  (12,839)
                                                      --------
NET CASH USED FOR INVESTING ACTIVITIES                 (52,478)
                                                      --------

FINANCING ACTIVITIES

   Repayments on line of credit payable - bank            (199)
   Payments on shareholder's dividend distributions    (67,065)
                                                      --------
Net cash (used) by financing activities                (67,264)
                                                      --------

INCREASE (DECREASE) IN CASH                              1,917

CASH:
   Beginning of year                                       392
                                                      --------
   End of year                                        $  2,309
                                                      ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
   Cash paid during the year for:
   Interest expense                                   $  2,600



The accompanying notes are an integral part of these Financial Statements

                         GMG COMPUTER CONSULTANTS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 1 - BACKGROUND INFORMATION

GMG Computer Consultants, Inc. was incorporated in the state of Florida on May 14, 1990. The Company is a professional digital pre-press and color services firm servicing the magazine and advertising industry. Its customer base is nationwide with a concentrated emphasis in South Florida.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Revenue from sales of digital pre-press and color services are recognized upon delivery to the customer.

Trade Receivables

The Company provides an allowance for losses on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic aging of accounts.

Property and Equipment

Property and equipment are stated at cost. Depreciation for both financial accounting and income tax purposes is computed using combinations of the straight line and accelerated methods over the estimated lives of the respective assets. Maintenance and repairs are charged to expense when incurred.

Income Taxes

The Company is an S Corporation for federal income tax purposes. Consequently, all income tax attributes are reported by the stockholders' individually.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. The carrying values of short term debt approximate fair value based on discounting the projected cash flows using market rates available for similar maturities. None of the financial instruments are held for trading purposes.

NOTE 3 - NOTES RECEIVABLE

The Company holds note receivables from its stockholders' totaling $46,665. These notes earn interest at 8% and are due upon demand.


NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

         Machinery and equipment                $102,768
         Less - accumulated depreciation          85,875
                                                 -------
         Net property & equipment                $16,893

Depreciation expense amounted to $12,601 in 1996.


NOTE 5 - LINE OF CREDIT PAYABLE- BANK


     Equitable Bank
     Line of credit payable on demand
     Interest rate at 10.00%
     Secured by corporate assets             $15,924


NOTE 6 - LEASE COMMITMENTS

The Company leases office space which expires in December, 1998.
The lease requires the Company to pay monthly installments of $3,519.

  Future minimum lease payments as of December 31, 1996 are as follows:

                  1997           $42,235
                  1998            46,389
                                 -------
                                 $88,624

  Rent expense for 1996 was $26,708.

The Company leases production and computer equipment under operating leases which expire in 1997 and 1998. The leases require the company to pay monthly installments of $3,815.

  Future minimum lease payments as of December 31, 1996 are as follows:

                 1997           $45,766
                 1998            32,521
                                -------
                                $78,287

  Equipment lease expense for 1996 was $41,528.

                           SUPPLEMENTARY INFORMATION



                         GMG COMPUTER CONSULTANTS, INC.
                        GENERAL AND ADMINISTRATIVE COSTS
                      FOR THE YEAR ENDED DECEMBER 31, 1996



Advertising                             $  5,851
Auto expenses                              9,412
Bonuses                                    4,900
Delivery services                         16,997
Depreciation and amortization             12,601

Equipment leases                          41,528
Insurance                                 10,622
Miscellaneous                              1,889
Office expenses                            6,047

Office salaries                           45,605
Officer's salaries                        49,170
Outside services                           1,905
Payroll taxes                              7,708

Professional fees                          2,136
Rent                                      26,708
Telephone                                  7,305
Utilities                                  6,015
                                        --------
                                        $256,399
                                        ========



The accompanying notes are an integral
   part of these Financial Statements


                       UNAUDITED GMG FINANCIAL STATEMENTS
                         GMG COMPUTER CONSULTANTS, INC.
                                  BALANCE SHEET
                                SEPTEMBER 30, 1997

                                     ASSETS

CURRENT ASSETS:
   Cash                                                 $ 4,424
   Accounts receivable - trade, net of
     allowance for doubtful accounts of $569             16,768
   Notes receivable, shareholders'                       70,653
                                                        -------
                                                         91,845

PROPERTY AND EQUIPMENT, NET                               8,492

OTHER ASSETS:
   Deposits                                               5,073
                                                        -------
                                                          5,073
                                                        -------
                                                       $105,410
                                                        =======


                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable - trade                             $11,195
   Line of credit payable - bank                         16,099
   Payroll taxes payable                                  3,045
                                                        -------
                                                         30,339
                                                        -------

STOCKHOLDER'S EQUITY:
   Common stock, $1.00 par value 200
     shares authorized, issued and
     outstanding                                            200
   Additional Paid-in Capital                             4,200
   Retained earnings                                     70,671
                                                        -------
                                                         75,071
                                                        -------
                                                       $105,410
                                                        =======



                   GMG COMPUTER CONSULTANTS, INC.
                       STATEMENTS OF INCOME
         FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 and 1996



                                       Nine months ended    Nine months ended
                                      September 30, 1997   September 30, 1996
                                      ------------------   ------------------

REVENUES:
  Sales                                        $225,569        $223,199

DIRECT COSTS                                     29,359          39,096
                                               --------        --------
GROSS PROFIT                                    226,210         184,103
                                               --------        --------
OPERATING EXPENSES
  Advertising                                     2,200           3,869
  Auto expenses                                   3,244           8,674
  Bad debt                                          255             314
  Bank charges                                      544             376
  Depreciations                                   8,401           8,124
  Delivery services                              13,157           6,963
  Equipment leases                               26,431          24,370
  Insurance                                       9,395           8,508
  Interest expense                                1,079           1,081
  Licenses & taxes                                2,183             353
  Office expenses                                 2,797           8,227
  Office salaries                                22,440          82,173
  Payroll taxes                                   2,728             568
  Professional fees                               3,575             700
  Rent                                           24,864          19,477
  Repairs & maintenance                             472             595
  Telephone                                       5,365           5,751
  Travel                                          1,015           4,366
  Utilities                                       3,619           3,067
                                               --------        --------
                                                133,764         187,566
                                               --------        --------
NET INCOME                                     $ 92,446        $ (3,453)
                                               ========        ========

                         GMG COMPUTER CONSULTANTS, INC.
                             STATEMENT OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 and 1996


                                           Nine months ended    Nine months ended
                                          September 30, 1997   September 30, 1996
                                          ------------------   ------------------

OPERATING ACTIVITIES:
   Net income                                       $ 92,446           (3,453)

   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation and amortization                   8,401            8,124
       Provision for doubtful accounts                   255              314
       Changes in account balances
         Accounts receivable                           3,067           30,382
         Deposits                                       (506)           1,756
         Accounts payable                              4,290          (13,559)
         Payroll taxes payable                       (13,913)           9,698
                                                     --------        --------
NET CASH PROVIDED BY OPERATING ACTIVITIES             94,040           33,262

INVESTING ACTIVITIES:
   Issuance of stockholders' note receivable         (23,988)          (1,670)
   Purchase of property and equipment                   (255)          (3,073)
                                                    --------         --------
NET CASH USED FOR INVESTING ACTIVITIES               (24,243)          (4,743)
                                                    --------         --------

FINANCING ACTIVITIES

   Repayments on line of credit payable - bank          (175)            (197)
   Payments on shareholder's dividend distributions  (67,857)         (27,773)
                                                     -------         --------
Net cash (used) by financing activities              (67,682)         (27,970)
                                                    --------         --------

INCREASE (DECREASE) IN CASH                            2,115              549

CASH:
   Beginning of period                                 2,309              392
                                                    --------         --------
   End of period                                    $  4,424         $    941
                                                    ========         ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
   Cash paid during the period for:
   Interest expense                                 $  1,079         $  1,081

III. Total Micro Computers, Inc.

a.   Audited Financial Statements for the Fiscal Year ended December 31, 1996
     Independent Auditor's Report.............................................
     Balance Sheet as of December 31, 1996....................................
     Statement of Income for the fiscal year ended December 31, 1996..........
     Statement of Changes in Stockholders' Equity.............................
     Statement of Cash Flows..................................................
     Notes....................................................................

b. Unaudited Financial Statements for the six months ended September 30, 1997 Balance Sheet - September 30, 1997
     Statements of Income - nine months ended September 30, 1997 and 1996.....
     Statement of Cash Flows - nine months ended September 30, 1997 and 1996..

Simmons LaPlant & Associates

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and
Stockholders of Total Micro Computers, Inc.

We were engaged to audit the accompanying balance sheet of Total MicroComputers, Inc. (a Florida corporation) as of December 31, 1996, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An Audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above fairly, in all material respects, the financial position of Total Micro Computers, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Simmons, LaPlant & Associates, CPA, PA
July 8, 1997

            Certified Public Accountants / a Professional Association

        First of America Plaza - 201 East Kennedy Boulevard, Suite 715
            Tampa, Florida 33602-5828 - 813-229-2090 - 223-7104 FAX

TOTAL MICRO COMPUTERS, INC.
BALANCE SHEET

As of December 31, 1996

ASSETS

CURRENT ASSETS

     Cash                                                             $ 25,533
     Accounts receivable-trade
         net of allowance for doubtful accounts of $5,000              202,180
     Inventory                                                         141,503
     Notes receivable, stockholders                                     35,188
     Prepaid expenses                                                    2,494
                                                                      --------
              Total Current Assets                                     406,898

PROPERTY AND EQUIPMENT, NET                                             42,386
                                                                      --------
TOTAL ASSETS                                                          $449,294
                                                                      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

     Accounts payable - trade                                         $101,973
     Accrued expenses                                                   54,846
     Accrued income taxes                                               67,446
     Note payable, stockholder                                           8,000
     Note payable, related party                                         7,000
     Deferred income taxes                                               4,800
                                                                      --------
              Total Current Liabilities                                244,065
                                                                      --------

STOCKHOLDERS' EQUITY

     Common stock, $1.00 par value; 10,000 shares
      authorized, 500 shares issued and outstanding                        500
     Additional paid-in capital                                         65,033
     Retained earnings                                                 139,686
                                                                      --------
              Total Stockholders' Equity                               205,219
                                                                      --------

TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY                                                           $449,284
                                                                      ========


Read accompanying notes to financial statements

TOTAL MICRO COMPUTERS, INC.
STATEMENT OF INCOME

Year Ended December 31, 1996

SALES                                                             $ 4,566,492

COSTS OF SALES                                                      3,917,191
                                                                  -----------
GROSS PROFIT                                                          649,301

OPERATING EXPENSES                                                    462,970
                                                                  -----------
INCOME FROM OPERATIONS                                                186,331
                                                                  -----------

OTHER INCOME (EXPENSES)
     Other income                                                      27,767
     Interest expense                                                  (2,166)
                                                                  -----------
                                                                       25,601
                                                                  -----------

INCOME BEFORE INCOME TAXES                                            211,932

     Provision for income taxes                                        72,246
                                                                  -----------
NET INCOME                                                        $   139,686
                                                                  ===========

TOTAL MICRO COMPUTERS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

Year Ended December 31, 1996

                            Common Shares     Additional     Retained
                           Shares   Amount  Paid-In Capital  Earnings     Total
                           ------  -------  ---------------  --------     -----
ISSUANCE OF COMMON STOCK,
     JANUARY 2, 1996        500     $500       $65,033                   $65,533

NET INCOME FOR THE YEAR
                                                             $139,686    139,686
                            ---     ----       -------       --------   --------
BALANCE,
     DECEMBER 31, 1996      500     $500       $65,033       $139,686   $205,219
                            ===     ====       =======       ========   ========







Read accompanying notes to financial statements.


TOTAL MICRO COMPUTERS, INC.
STATEMENT OF CASH FLOWS

Year Ended December 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                       $ 139,686
                                                                      ---------
     Adjustments to reconcile net income to
     net cash provided by operating
     activities:

         Depreciation                                                     4,116
         Provision for doubtful accounts                                  5,000
         Changes in account balances:
          Accounts receivable                                          (207,180)
          Inventory                                                     (92,238)
          Prepaid expenses                                                 (275)
          Accounts payable                                              101,973
          Accrued income taxes                                           67,446
          Deferred income taxes                                           4,800
          Accrued expenses                                               54,846
                                                                      ---------
              Total Adjustments                                         (61,512)
                                                                      ---------
              Net Cash Provided by Operating Activities                  78,174
                                                                      ---------


CASH FLOWS FROM INVESTING ACTIVITIES
     Issuance of stockholders notes receivable                          (35,188)
     Purchase of fixed assets                                           (31,272)
                                                                      ---------
              Net Cash Used by Investing Activities                     (66,460)
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
     Repayment of stockholder note                                       (3,674)
     Repayment of related party note                                     (1,000)
     Proceeds from related party note                                     8,000
     Issuance of common stock                                            10,493
                                                                      ---------
              Net Cash Provided by Financing Activities                  13,819
                                                                      ---------

NET INCREASE IN CASH                                                     25,533

CASH, BEGINNING OF YEAR                                                       0
                                                                      ---------
CASH, END OF YEAR                                                     $  25,533
                                                                      =========

SUPPLEMENTAL DISCLOSURES
------------------------

Cash paid during the year for interest                                $   2,166
                                                                      =========


Read accompanying notes to financial statements.

TOTAL MICRO COMPUTERS, INC.
NOTES TO FINANCIAL STATEMENTS

December 31, 1996

NOTE 1-BACKGROUND INFORMATION

Total Micro Computers, Inc. (the Company), was organized and incorporated under the laws of Florida on October 23, 1995. The Company began business on January 2, 1996 and is in the sale and service of computer hardware and software.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition
-------------------

The company used the accrual method of accounting which means that revenues are recorded when earned. Revenue is considered earned at the point of sale of the inventory.

Trade Receivables
----------------

The company provides an allowance for losses on trade receivables based on a review of the current status of existing receivables and management's evaluation of periodic aging of accounts.

Inventory
---------

Inventory consisting primarily of computer hardware components is stated at the lower of cost or market. Cost is based on standard costs generated principally by most recent purchase prices.

Property and Equipment
---------------------

Property and equipment are stated at cost. Depreciation for both financial accounting and income tax purposes is computed using combinations of the straight line and accelerated methods over the estimated lives of the respective assets. Maintenance and repairs are charged to expense when incurred.

Income Taxes
------------

The Company uses Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes". Under Statement 109, deferred tax assets and liabilities are recognized based on the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Use of Estimates
---------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments
--------------------------------

The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. The carrying values of short term debt approximate fair value based on discounting the projected cash flows using market rates available for similar maturities. None of the financial instruments are held for trading purposes.

NOTE 3 - NOTES RECEIVABLE

The Company holds a note receivable from each stockholder totaling $35,188. These notes earn interest at 8.5% and are due upon demand.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

         Store equipment                     $ 2,860
         Furniture and equipment              18,767
         Office equipment                     24,875
                                             -------
                                              46,502
         Less accumulated depreciation         4,116
                                             -------
         Property and equipment, net         $42,386
                                             =======

     Depreciation expense amounted to $4,116 in 1996.

NOTE 5 - NOTES PAYABLE

Notes payable consists of the following:

Note payable to related party with monthly
     payments of $150, including interest
     at 1.00%. Balloon payment due March 1997.
     The note is unsecured                               $ 7,000

Note payable to a stockholder includes interest
     at 18%. Note is due on demand. The note
     is unsecured                                          8,000
                                                         -------
                                                         $15,000
                                                         =======

NOTE 6 - LEASE COMMITMENTS

The Company leases office space and a truck under operating leases which expire in April 1997 and August 1998, respectively. The leases require the Company to pay monthly installments of $1,073.

Future minimum lease payments as of December 31, 1996 are as follows:

             1997                $5,862
             1998                 1,566
                                 ------
                                 $7,428
                                 ======

Rent expense for all operating leases for 1996 was $15,652.


NOTE 7 - INCOME TAXES

The provision for income taxes for the year ended December 31, 1996 consist of:

                           Current          Deferred         Total
                           -------          --------         -----

      Federal             $56,766           $ 4,000         $60,766
      State                10,680               800          11,480
                          -------           -------         -------
                          $67,446           $ 4,800         $72,246
                          =======           =======         =======

Provision for income taxes is reconciled to the amount computed by applying the federal corporate tax rate to earnings before income taxes as follows:

     Income tax at statutory rate          $63,579
     State income taxes                      8,667
                                           -------
                                           $72,246
                                           =======

The significant portion of the deferred tax liability is due to the tax effects of temporary differences on depreciation of fixed assets.

NOTE 8 - RELATED PARTY TRANSACTIONS

During the year, the Company sold inventory to companies affiliated through common ownership. Revenues from these sales totaled $1,199,655 for the year ended December 31, 1996.

NOTE 9 - NON-CASH FINANCING ACTIVITY

On January 2, 1996 , the stockholders contributed non-cash assets totaling $66,714 in exchange for shares of common stock. The Company also assumed a note payable to a stockholder totaling $11,674 at January 2, 1996.

UNAUDITED TOTAL MICRO COMPUTERS, INC
BALANCE SHEET
SEPTEMBER 30, 1997



ASSETS

CURRENT ASSETS

         Cash                                                           $  6,748
         Accounts Receivable - trade,
                  net of allowance for doubtful accounts of $4,000       246,572
         Inventory                                                        82,419
         Notes receivable, stockholders                                   35,188
         Prepaid expenses                                                  2,494
                                                                        --------
                             Total Current Assets                        373,421

PROPERTY AND EQUIPMENT, NET                                               53,256

                                                                        --------
TOTAL ASSETS                                                            $426,677
                                                                        --------


LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

         Accounts payable - trade                                         75,192
         Accrued expenses                                                 66,740
         Accrued income taxes                                             67,446
         Notes payable, stockholder                                       14,750
         Deferred income taxes                                             4,800
                                                                        --------
                             Total Current Liabilities                   228,928
                                                                        --------


STOCKHOLDERS' EQUITY

         Common Stock                                                        500
         Additional Paid In Capital                                       65,033
         Retained Earnings                                               132,216
                                                                        --------
                             Total Stockholders'Equity                   197,749
                                                                        --------
                                                                        $426,677
                                                                        --------

UNAUDITED TOTAL MICRO COMPUTERS, INC
STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 and 1996






                                       Nine months ended    Nine months ended
                                      September 30, 1997   September 30, 1996
                                      -------------------  ------------------

SALES                                      $ 2,750,896          $ 1,976,432

COST OF SALES                                2,282,713            1,613,543

                                           -----------          -----------
GROSS PROFIT                                   468,183              362,889
                                           -----------          -----------

OPERATING EXPENSES                             475,653              379,034

NET INCOME                                 $    (7,470)         $   (16,145)
                                           -----------          -----------

UNAUDITED TOTAL MICRO COMPUTERS, INC
STATEMENTS OF CASH FLOW
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 and 1996


                                           Nine months ended    Nine months ended
                                          September 30, 1997   September 30, 1996
                                         -------------------   ------------------

CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                   $ (7,470)           $ (16,145)
     Adjustments to reconcile net income to net
         cash provided by operating activities        (195)              19,678
                                                  --------             --------
     Net Cash Provided by Operating Activities      (7,665)               3,533

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of fixed assets                      (10,870)             (15,642)

CASH FLOWS FROM FINANCING ACTIVITIES
     Repayment of related party note                  (250)                   0
     Proceeds from related party note                    0                8,000
     Issuance of common stock                            0               10,493

     Net Cash Provided by Financing Activities        (250)              18,493


NET INCREASE (DECREASE IN CASH)                    (18,785)               6,384

CASH, BEGINNING OF PERIOD                           25,533                    0

CASH, END OF PERIOD                                $ 6,748             $  6,384
                                                  ========             ========

(b)  PRO FORMA FINANCIAL INFORMATION

     Introductory Paragraph

     Unaudited Pro Forma Condensed Consolidated Balance Sheet as of August 31, 1997

     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended November 30, 1996 and the nine months ended August 31, 1997

     Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

                         PRO FORMA FINANCIAL STATEMENTS

Introductory Paragraph


         The accompanying pro forma condensed consolidated financial statements give effect to the Merger in which Safe Aid acquired all of the outstanding common stock of INI in exchange for an aggregate of 585,819,936 shares of Safe Aid Common Stock. On February 9, 1998, INI was merged with and into Safe Aid and its separate corporate existence ceased.

         The accompanying pro forma condensed balance sheet as of August 31, 1997 has been prepared as if (i) the Merger of INI with and into Safe Aid and
(ii) INI's acquisitions of GMG Computer Consultants, Inc. d.b.a. Precision Imaging ("GMG") and Total Micro Computers, Inc. ("TMC") had been completed as of the balance sheet date. The accompanying pro forma condensed statement of operations has been prepared as if (i) the Merger of INI with and into Safe Aid had been completed as of December 1, 1995 and (ii) INI's acquisition of GMG and TMC had been completed as of December 1, 1995.

         The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or operating results that would have occurred had the Merger been consummated on the dates specified, nor is it indicative of future operating results or financial position. In the opinion of the management of Safe Aid and INI, all adjustments necessary to presently fairly the unaudited pro forma financial information has been made.

         The pro forma financial information should be read in conjunction with the historical financial statements of INI, GMG and TMC included within this Current Report on Form 8-K and Safe Aid's historical financial statements included in Safe Aid's filings with the Securities and Exchange Commission (the "SEC"). The SEC filings include Safe Aid's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1996 and its unaudited financial statements for the quarters ended February 28, 1997, May 31, 1997 and August 31, 1997.



                                          SAFE AID PRODUCTS INCORPORATED
                                           (A DEVELOPMENT STAGE COMPANY)
                                        INTELLIGENCE NETWORK INTERNATIONAL
                                    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                                   BALANCE SHEET

                                                                          at August 31, 1997
---------------------------------------------------------------------------------------------------------------------
                                                    Historical                                 Pro Forma
-----------------------------------------------------------------------------      ----------------------------------
                                 Safe Aid      INI    TMC + GMG   Adjustments       INI (1) Adjustments   As Adjusted
                                 --------      ---    ---------   -----------      ------   -----------   -----------

                                                      ASSETS

Currents assets

   Cash......................    $ 2,119   $ 12,308   $ 15,610    $     0        $  27,918$         0       $   30,037
   Notes receivable..........          0          0    105,841          0          105,841          0          105,841
   Accounts receivable, net..          0          0    270,070          0          270,070          0          270,070
   Inventories...............          0          0     99,721          0           99,721          0           99,721
   Prepaid expenses & other
       current assets........          0          0      2,494          0            2,494          0            2,494
Total current assets.........      2,119     12,308    493,736          0          506,044          0          508,163
Property, plant and equipment net
    of accumulated depreciation        0          0     61,748          0           61,748          0           61,748

Management agreements........          0          0          0     50,000(3)     1,050,000          0        1,050,000
 .............................                                   1,000,000(4)
Goodwill.....................          0          0          0    146,088(3)       471,017          0          471,017
 .............................                                     324,929(4)
Other assets.................          0          0      5,073          0            5,073                       5,073

 .............................    $ 2,119   $ 12,308  $ 560,557 $1,521,017      $ 2,093,882$         0    $   2,096,001

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

   Accounts payable..........$         0   $  8,150  $  86,195    $     0        $  94,345 $        0        $  94,345
   Shareholders loans........     19,000          0          0          0                0          0           19,000
   Accrued expenses..........      2,874      2,105     64,239          0           66,344          0           69,218
   Notes payable.............          0          0     14,750          0           14,750          0           14,750
   Other current liabilities.          0          0     91,390          0           91,390          0           91,390
Total current liabilities....     21,874     10,255    256,574          0          266,829          0          288,703
Long-term debt and capital
    lease obligations........          0          0          0          0                0          0                0

Common stock issued with right of

    of reversion.............                                   1,400,000(7)     1,400,000                   1,400,000
Stockholders' equity (deficiency):
   Par value of common stock.      7,055          0        700         12(2)           698       (700)(2)        7,053
 .............................                                        (14)(7)

   Additional paid in capital  1,572,194    102,550     69,233      9,276(2)       536,140    378,843(2)       888,173
 .............................                                     196,088(3)              (1,599,004)(6)
 .............................                                   1,324,929(4)
 .............................                                     234,050(5)
 .............................                                 (1,399,986)(7)
   Deficit accumulated during
     development stage.......(1,599,004)          0          0          0                0  1,599,004(6)             0
   Retained Earnings.........          0  (100,497)    234,050  (234,050)(5)     (109,785)  (378,143)(2)      (487,928)
 .............................                                     (9,288)(2)
 .............................    $ 2,119   $ 12,308  $ 560,557 $1,521,017      $ 2,093,882   $      0       $ 2,096,001


FOOTNOTES TO UNAUDITED PRO FORMA BALANCE SHEET AS OF AUGUST 31, 1997

(1) Pro forma Financials are recast and provided by INI at the request of the Registrant on September 24, 1997. Represents the combined Balance Sheets of
     INI, Total Micro Computers and GMG Computer Consultants.

                                       46


(2) Pro forma adjustment to give effect to brokerage, finder and consultant fees to be paid through the issuance of 50,315,700 shares at the closing of the Merger and the acquisitions of GMG and TMC. For pro forma purposes, the shares have been valued at $.0077 per share based on the fair market value of Safe Aid's common stock as of the dates of the acquisition agreements.
     The valuation of the INI shares being issued to the former shareholders of GMG and TMC are based on the fair market value of Safe Aid common stock because these shares will be exchanged on a one for one share basis for Safe Aid common stock upon the consummation of the reverse merger.
     Therefore, this adjustment reflects a total cost of $387,431 in brokerage, finder and consultant fees. Included in the 50,315,700 shares are 1,100,000 shares that will be issued to Lockwood Realway for the GMG acquisition and 106,200 shares that will be issued to First Venture Realty for the TMC acquisition. The remaining shares will be issued in connection with the INI and Safe Aid reverse merger. Also, par value common stock has been adjusted to reflect the amount of outstanding shares post-merger.

(3) Pro forma adjustment to give effect to the acquisition of TMC which has been accounted for using the purchase method in accordance with APB Opinion
     No. 16 with INI being the acquiring company. The management of INI and TMC valued TMC at $425,000. Therefore, INI issued 1,062,500 shares of INI stock to the former shareholders of TMC with a guaranteed price of $0.40 per share. Upon the consummation of the INI and Safe Aid reverse merger the shares would be exchanged for Safe Aid common stock on a one-for-one basis.
     Therefore, the Company has guaranteed that the shares issued to the former shareholders of TMC will be trading at a price of not lower than $0.40 per share at the time of one year forward the date of closing of the acquisition. If the shares are trading at a price of lower than $0.40 per share, upon that date, the Company will upon evidence of stock sales by the former shareholders of TMC either, at the discretion of those former shareholders, make up any difference so as to equal the acquisition price of $425,000 in cash or by issuing additional shares. As of August 31, 1997, the fair value of the consideration given exceeded the net book value of TMC by $196,088. Therefore, $50,000 of the excess was allocated to the management agreements (one year contracts with option to renew for an additional year) acquired and the remaining $146,088 was allocated to goodwill.

(4) Pro forma adjustment to give effect to the acquisition of GMG which has been accounted for using the purchase method in accordance with APB Opinion
     No. 16 with INI being the acquiring company. The management of INI and GMG valued GMG at $1,400,000. Therefore, INI issued 14,000,000 shares of INI stock to the former shareholders of GMG with a guaranteed price of $0.10 per share. Upon the consummation of the INI and Safe Aid reverse merger the shares would be exchanged for Safe Aid common stock on a one-for-one basis.
     Therefore, the Company has guaranteed that the shares issued to the former shareholders of GMG will be trading at a price of not lower than $0.10 per share at the time of one year forward the date of closing of the acquisition. If the shares are trading at a price of not lower than $0.10 per share, upon that date, the Company will permit GMG to invoke it's right of reversion (See Note 7 regarding GMG's right of reversion). As of August
     31, 1997, the fair value of the consideration given exceeded the net book value of GMG by $1,324,929. Therefore, $1,000,000 was allocated to the management agreements (one year contracts with option to renew for an additional year) acquired and the remaining $324,929 was allocated to goodwill.

(5) To eliminate the prior retained earnings of GMG and TMC as the acquired companies in accordance with APB Opinion No. 16.

(6) To eliminate the deficit accumulated during development stage of Safe Aid as the acquired company in accordance with APB Opinion No. 16.

(7) To reclassify the paid in capital and the par value of the stock issued to the former stockholders of GMG from the stockholders' equity section in order to give effect to its potentially temporary status as a result of GMG's former stockholders right of reversion. Pursuant to the Acquisition
     Agreement between INI and GMG, the former stockholders of GMG have the right of reversion after a one year period and under a condition in which the INI public stock is not trading, at a minimum of $.10 per share, at that time. If the GMG's former stockholders elect to invoke this right of reversion, at that time, one year forward from the closing date, the Company must return to the former GMG shareholders all of their GMG stock, contingent on the following terms: (1) GMG's former shareholders must return all Safe Aid Common Stock held by them, a minimum of 10,000,000 shares, (2) any monies which Safe Aid might have advanced to GMG as working capital must be repaid under the terms established (3) Safe Aid must be released from any lease facility equipment guarantees which it made on behalf of GMG.



                                          SAFE AID PRODUCTS INCORPORATED
                                           (A DEVELOPMENT STAGE COMPANY)
                                        INTELLIGENCE NETWORK INTERNATIONAL
                                    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                              STATEMENT OF OPERATIONS

                                                                                                                  From Inception
                                                     Nine Months Ended                                            (May 21, 1987)
                                                       August 31, 1997                                        to August 31, 1997
--------------------------------------------------------------------------------------------------------------------------------
                                          Historical                                                    Pro Forma
------------------------------------------------------------------------------  ------------------------------------------------
                                 Safe Aid      INI     TMC + GMG    Adjustments    INI (1)  Adjustments As Adjusted  As Adjusted
                                 --------      ---     ---------    -----------    ------   ----------- -----------  -----------

Revenue...............         $   9,801     $   0  $ 2,914,867   $        0   $ 2,914,867 $       0    $ 2,924,668 $  5,323,892

Costs and expenses

   Cost of sales......             7,569         0    2,234,213            0     2,234,213         0      2,241,782    4,172,585
   Operating expenses.            30,478    88,399      564,515      216,000 (2)   897,034    90,000 (3)  1,017,512    3,017,538
 ......................                                                28,120 (4)

Net Income (Loss) Before

  Pro Forma Tax Provision       (28,246)  (88,399)      116,139    (244,120)     (216,380)  (90,000)      (334,626)  (1,866,231)

Pro Forma Tax Provision                0         0            0       19,682 (5)    19,682         0         19,682      19,682

Net Income (Loss).....         $(28,246) $(88,399)   $ 116,139   $ (263,802)   $ (236,062) $ (90,000)   $ (354,308) $(1,885,913)

Net Loss per common share         NIL                                                            NIL           NIL           NIL

Weighted Average common

    shares outstanding       705,477,200                                                                705,477,200  609,989,049


FOOTNOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED AUGUST 31, 1997

(1) Pro forma Financials are recast and provided by INI at the request of the Registrant on September 24, 1997. Represents the combined Balance Sheets of
     INI, Total Micro Computers and GMG Computer Consultants.

(2) Pro forma adjustment to give effect to management agreements with Gary Bart and Dean Constantine of GMG effective November 1, 1997 and Anthony Diaz and
     Gerardo Toquica of TMC effective October 2, 1997 as if the agreements were effective at the beginning of the period.

(3) Pro forma adjustment to give effect to Barbara Tolley's employment agreement with Safe Aid that will be effective upon the closing of the reverse merger.

(4) Pro forma adjustment to give effect to the amortization of goodwill in GMG and TMC over a ten year period.

(5) To reflect the pro forma tax provision of GMG which was an S corporation during this period as if it were a C corporation.


                                          SAFE AID PRODUCTS INCORPORATED
                                           (A DEVELOPMENT STAGE COMPANY)
                                        INTELLIGENCE NETWORK INTERNATIONAL
                                    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                              STATEMENT OF OPERATIONS

                                                                                                                 From Inception
                                                           Year Ended                                            (May 21, 1987)
                                                        November 30, 1996                                       to Nov 30, 1996
--------------------------------------------------------------------------------------------------------------------------------
                                                Historical                                               Pro Forma
                               ---------------------------------------------------------   ------------------------------------
                               Safe Aid     INI    TMC + GMG    Adjustments    INI (1)     Adjustments  As Adjusted  As Adjusted
                               --------     ---    ---------    -----------    -------     -----------  -----------  -----------

Revenue...............         $ 19,647    $   0  $ 4,956,186     $      0    $  4,956,186   $       0   $4,975,833 $  5,323,892

Costs and expenses
   Cost of sales..........       15,187        0    3,969,122            0       3,969,122           0    3,984,309    4,172,585
   Operating expenses.....        9,469   20,023      719,369      288,000(2)    2,114,885     120,000(3) 2,244,354    3,969,886
 ..........................                                          37,493(4)
 .........................                                        1,050,000(5)

Net Income (Loss) Before
  Pro Forma Tax Provision       (5,009) (20,023)      267,695  (1,375,493)     (1,127,821)   (120,000)  (1,252,830) $(2,818,579)

Pro Forma Tax Provision                                             14,297(6)       14,297           0       14,297     14,297

Net Income (Loss).........    $ (5,009)$(20,023)    $ 267,695 $(1,389,790)    $(1,142,118) $ (120,000) $(1,267,127) $(2,832,876)

Net Loss per common share          NIL                                                            NIL          NIL          NIL

Weighted Average common
  shares outstanding......  702,977,200                                                                 702,977,200  654,257,057


FOOTNOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED NOVEMBER 30, 1996

(1) Pro forma Financials are recast and provided by INI at the request of the Registrant on September 24, 1997. Represents the combined Balance Sheets of
     INI, Total Micro Computers and GMG Computer Consultants.

(2) Pro forma adjustment to give effect to management agreements with Gary Bart and Dean Constantine of GMG effective November 1, 1997 and Anthony Diaz and
     Gerardo Toquica of TMC effective October 2, 1997 as if the agreements were effective as of the beginning of the period.

(3) Pro forma adjustment to give effect to Barbara Tolley's employment agreement with Safe Aid that will be effective upon the closing of the reverse merger.

(4) Pro forma adjustment to give effect to the amortization of goodwill in GMG and TMC over a ten year period.

(5) Pro forma adjustment to give effect to the amortization of the management agreements over a one year period. The management agreements are all one year contracts with an option to renew for an additional year.

(6) To reflect the pro forma tax provision of GMG which was an S corporation during this period as if it were a C corporation.

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

         The unaudited pro forma information includes the historical financial statements of Safe Aid for its fiscal year ended November 30, 1996 and for the nine month period ended August 31, 1997, the historical financial statements of INI for its fiscal year ended December 31, 1996 and the nine month period ended September 30, 1997, the historical financial statements of GMG for its fiscal year ended December 31, 1996 and the nine month period ended September 30, 1997 and the historical financial statements of TMC for its fiscal year ended December 31, 1996 and the nine month period ended September 30, 1997. See the financial statements attached as Annexes B-E of this Proxy Statement.

NOTE 2 - CAPITAL TRANSACTIONS

         In anticipation of the Reverse Merger, the following capital transaction occurred: On August 27 1997, INI amended its Articles of Incorporation to increase its authorized common stock from 30,000,000 Shares to 600,000,000 in anticipation of the reverse merger so that INI shareholders could exchange one share of INI Common Stock for one share of Safe Aid Common Stock. As of November 20, 1997, INI had 327,617,550 shares of its common stock issued and outstanding. Immediately prior to the Merger, INI will issue and additional 258,202,386 shares of its common stock for capital contributions and services rendered to INI in connection with the Merger. In aggregate, immediately prior to the Merger, INI will have 585,819,936 shares of its common stock issued and outstanding. In order to effectuate the Merger, each INI shareholder will exchange one share of INI Common Stock for one share of Safe Aid Common Stock.

(c)      EXHIBITS

         2.0 Merger Agreement dated August 29, 1997, as amended between Safe Aid and INI

         2.1   Extension Agreement dated October 31, 1997 between Safe Aid and
               INI

         3.0 Certificate of Amendment to Safe Aid's Certificate of Incorporation (effectuating the Reverse Stock Split, Name Change Amendment and Common Stock Amendment)

         4.0   Certificate of Merger filed with the Delaware Secretary of State

         4.1   Articles of Merger filed with the Florida Secretary of State

         99.0  List of Principal Stockholders of Safe Aid after the Merger


Item 8.        Change in Fiscal Year End

         On February 9, 1998, the new management of Safe Aid decided to change Safe Aid's fiscal year end from November 30, 1997 to December 31, 1997. Safe Aid will file a transitional report for the one month period between November 30, 1997 (its previous fiscal year end) and December 31, 1997 (its new fiscal year end) on its Form 10-QSB for the quarter ended March 31, 1998.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                  SAFE TECHNOLOGIES INTERNATIONAL, INC.



Date: February 23, 1998           By: /S/ Barbara L. Tolley
      -----------------               ------------------------------------
                                      Barbara L. Tolley
                                      Chief Executive Officer and Chairman